Exhibit 10.11

                            LOANOUT AGREEMENT

            This LOANOUT AGREEMENT, dated as of October 8, 1996 (the "Agreement"), among Riverwood International Corporation, a Delaware corporation (the "Company"), Riverwood Holding, Inc., a Delaware corporation ("Holding"), RIC Holding, Inc., a Delaware corporation ("RIC Holding", and collectively with the Company and Holding, the "Company Group"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

                          W I T N E S S E T H:

            WHEREAS, the Company Group and CD&R are parties to a Consulting Agreement, dated as of March 27, 1996 (the "Consulting Agreement"), among the Company, Holding, RIC Holding and CD&R, and an Indemnification Agreement, dated as of March 27, 1996 (the "Indemnification Agreement"), among the Company, Holding, RIC Holding, CD&R and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership ("CD&R Fund");

            WHEREAS, the Company Group desires to obtain the services of Mr. B. Charles Ames ("Ames"), an employee of CD&R, to perform the functions of Chairman and acting chief executive officer of each of the Company, Holding and RIC Holding, and CD&R is willing to make such services available to the Company Group upon and subject to the terms and conditions hereof; and

           WHEREAS, this Agreement has been approved by nine directors of each of the Company, Holding and RIC Holding, including a majority of the disinterested directors of the Company, Holding and RIC Holding;

            NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

            1.    Services, etc.

            (a) CD&R shall make the services of Ames available to the Company Group and the Company Group shall make use of the services of Ames to serve as Chairman and acting chief executive officer of each of the Company, Holding and RIC Holding commencing and effective as of October 8, 1996, until the expiration of the Term (as defined in Section 2 hereof). Ames shall be available to render such services on a part-time basis mutually agreeable to the Company Group, CD&R and Ames. Without limiting the foregoing, Ames will continue to serve as an employee of CD&R and may serve as an officer or director of CD&R or other corporations and devote such time to performing such services as Ames, in his sole discretion, shall deem appropriate.

            (b) The services of Ames to be made available to the Company Group hereunder (the "Services") shall be deemed part of the services provided by CD&R pursuant to the Consulting Agreement. No separate or additional consideration shall be payable hereunder for the Services, beyond that payable under the Consulting Agreement.

            2.    Term.

            (a) This Agreement shall be effective as of October 8, 1996. The term of this Agreement (the "Term") commenced as of October 8, 1996 and shall terminate on the earliest to occur of (i) the termination of the Consulting Agreement in accordance with its terms, (ii) the date that is ten (10) business days following delivery of written notice of such termination by any party hereto to the other parties hereto, (iii) the election of a successor Chief Executive Officer of the Company, Holding or RIC Holding by the Board of Directors of each such company in accordance with its respective By-laws thereof, and (iv) Ames's death, permanent disability or resignation from his employment with CD&R.

            (b) The expiration of the Term shall not affect the continuing effectiveness of the Consulting Agreement (subject to Section 2(a)(i) hereof) and the Indemnification Agreement, each of which shall continue to be in full force and effect and enforceable in accordance with its terms. Without limiting the foregoing, the Company Group shall continue to, and to be obligated to, pay and reimburse all fees, expenses and other amounts as and when due under the Consulting Agreement and Indemnification Agreement and perform all its other obligations thereunder.

            3.    Indemnification.

            All performance by, and all actions or omissions of, CD&R or Ames under or in respect of this Agreement shall be deemed to be pursuant to the Consulting Agreement, and each of CD&R and Ames shall be entitled to the benefits of


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

the indemnification and other provisions of the Consulting Agreement and the Indemnification Agreement.

            4.    Independent Contractor Status.

            Each of CD&R and the Company Group hereby agree that the furnishing of Ames's services hereunder by CD&R is solely as an independent contractor, with CD&R retaining control over and responsibility for its own operations and personnel, including Ames. Neither CD&R nor any of its directors, officers, employees or agents (including Ames) shall, solely by virtue of the Agreement or the arrangements hereunder, be considered employees, principals, partners, co-venturers or agents of the Company Group.

            5.    Notices.

            Any notice or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing and shall be deemed to have been duly given and to be effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail or confirmed facsimile transmission, as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

            (a)   If to any member of the Company Group, to:

                  Riverwood International Corporation
                  3550 Cumberland Circle
                  Suite 1400
                  Atlanta, Georgia  30339
                  Attn:  Corporate Counsel

                            Telephone: (770) 644-3000
                            Telecopy: (770) 644-2929

            (b)   If to CD&R, to:

                         Clayton, Dubilier & Rice, Inc.
                         375 Park Avenue, 18th Floor
                         New York, New York 10152
                         Attn: Joseph L. Rice, III

                         Telephone: (212) 407-5200
                         Telecopy: (212) 407-5252


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

            With a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attn: David A. Brittenham, Esq.

                  Telephone: (212) 909-6000
                  Telecopy: (212) 909-6836

            6.    General.

            (a) Entire Agreement. This Agreement together with the Consulting Agreement and the Indemnification Agreement (a) contain the complete and entire understanding and agreement of CD&R and the Company Group with respect to the subject matter hereof, and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the furnishing of the services of Ames in connection with the subject matter hereof. There are no representations or warranties of Ames or CD&R in connection with this Agreement or the services to be made available hereunder, except as expressly made and contained in this Agreement.

            (b) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided that neither CD&R nor the Company Group may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto.

            (e) Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof. Each of the Company Group and CD&R hereby irrevocably submit to the exclusive jurisdiction of the


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

courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and the parties hereto hereby irrevocably agree that (i) the sole and exclusive appropriate venue for any action, suit or proceeding relating to such interpretation and enforcement shall be in such a court, (ii) all claims with respect to such provisions shall be heard and determined exclusively in such a court, (iii) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to such provisions, and (iv) each hereby waives, and agrees not to assert, any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to such an action, suit or proceeding before such a court in accordance with the provisions of this Section 6(e), provided that enforcement of a judgment rendered by such a court may be sought in any court of competent jurisdiction for the enforcement thereof. Each of the Company Group and CD&R hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (f) Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 6(f).


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

            (g) Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company Group, approved by resolution of the Board of Directors of each of the Company, Holding and RIC Holding). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.


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

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    RIVERWOOD INTERNATIONAL
                                       CORPORATION


                                    By: /s/ Bill H. Chastain
                                        ------------------------------
                                        Name: Bill H. Chastain
                                        Title: Secretary


                                    RIVERWOOD HOLDING, INC.


                                    By: /s/ Bill H. Chastain
                                        ------------------------------
                                        Name: Bill H. Chastain
                                        Title: Secretary


                                    RIC HOLDING, INC.

                                    By: /s/ Bill H. Chastain
                                        ------------------------------
                                        Name: Bill H. Chastain
                                        Title: Secretary


                                    CLAYTON, DUBILIER & RICE, INC.


                                    By: /s/ Joseph L. Rice, III
                                        ------------------------------
                                        Name:  Joseph L. Rice, III
                                        Title: Chairman and Chief
                                               Executive Officer


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